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                                                                   EXHIBIT 23.1



                          CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data", and to the use of our reports dated April 19, 1996 with respect to the financial statements and schedule of the North American Fibers Division of Unifrax Corporation and the balance sheet of Unifrax Acquisition Inc., in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-3892) and related Prospectus of Unifrax Acquisition Inc. dated June 3, 1996.



                                                           /s/ Ernst & Young LLP



Buffalo, New York
June 3, 1996